SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 15, 2011, MercadoLibre, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of stockholders held on June 14, 2011 (the “2011 Annual Meeting”), including, among other matters, the results of the advisory vote of stockholders regarding the frequency of future advisory votes of stockholders on executive compensation (the “Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report to disclose the decision of the Board of Directors (the “Board”) of the Company as to how frequently the Company will hold a Say-On-Pay Vote.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

In an advisory vote of stockholders held at the 2011 Annual Meeting regarding the frequency of future Say-On-Pay Votes, stockholders voted in favor of holding Say-On-Pay Votes annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-On-Pay Votes every year until the next required vote on the frequency of such Say-On-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: August 24, 2011	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer